Exhibit 99.1

Enertopia Announces Filing of Patent-Pending Oxyhydrogen System

Kelowna, British Columbia--(Newsfile Corp. - April 6, 2026) - Enertopia Corp. (OTCQB: ENRT) (CSE: ENRT) ("Enertopia'' or the "Company") announces corporate update.

The Company has filed a non-provisional patent application with the United States Patent and Trademark Office (USPTO) relating to its oxyhydrogen production, storage, and utilization system. This application claims priority to the Company's previously filed provisional patent application and establishes patent-pending status for the technology.

The Company has also filed a companion Patent Cooperation Treaty (PCT) application, enabling the Company to seek patent protection for the technology in multiple international jurisdictions. The system is designed to produce, condition, and store oxyhydrogen gas in an integrated process, and is intended to support applications across residential, commercial, and mining environments.

The Company believes this technology may provide a more efficient and environmentally conscious approach to energy generation, although there can be no assurance of performance or commercial viability.

The system incorporates multiple safety and control features designed to manage gas production, pressure, and combustion conditions, and is integrated with the Company's patented Capntrack system.

"The Company looks forward to our next steps and continues its review of mineral projects and will provide updates once any agreements have been completed," stated CEO Robert McAllister.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corp.
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. There can be no assurance that any mineral project if acquired will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.